Exhibit 99.1



                           DOUBLE EAGLE PETROLEUM CO.
                     2003 STOCK OPTION AND COMPENSATION PLAN

                       As Adopted As Of November 19, 2002


     This 2003 Stock Option And Compensation Plan (the "Plan") is adopted by Double Eagle Petroleum Co. (the "Company") effective as of November 19, 2002.

     1.   Definitions.
          -----------

          Unless otherwise indicated or required by the particular context, the terms used in this Plan shall have the following meanings:

          Board: The Board Of Directors of the Company.

          Code: The Internal Revenue Code of 1986, as amended.

          Common Stock: The $.10 par value common stock of the Company.

          Company: Double Eagle Petroleum Co., a corporation incorporated under the laws of Maryland, any current or future wholly owned subsidiaries of the Company, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

          Date Of Grant: The date on which an Option, as defined below, is granted under the Plan.

          Fair Market Value: The Fair Market Value of the Option Shares (defined below). The Fair Market Value as of any date shall be as reasonably determined by the Option Committee (defined below); provided, however, that if there is a public market for the Common Stock, the Fair Market Value of the Option Shares as of any date shall not be less than the last reported sale price for the Common Stock on that date (or on the preceding stock market business day if such date is a Saturday, Sunday, or a holiday), on the New York Stock Exchange ("NYSE"), as reported in The Wall Street Journal, or if not reported in The Wall Street Journal, as reported in The Denver Post, Denver, Colorado or, if no last sale price for the NYSE is available, then the last reported sale price on either another stock exchange or on a national or local over-the-counter market, as reported by The Wall Street Journal, or if not available there, in The Denver Post; provided further, that if no such published last sale price is available and a published bid price is available from one of those sources, then the Fair Market Value of the shares shall not be less than such last reported bid price for the Common Stock by the National Quotation Bureau, and if no such published bid price is available, the Fair Market Value of such shares shall not be less than the average of the bid prices quoted as of the close of business on that date by any two independent persons or entities making a market for the Common Stock, such persons or entities to be selected by the Option Committee.

          Grant Shares: Shares of Common Stock issuable to Non-Employee Directors according to Section 10 of this Plan.

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


          Incentive Options: "Incentive stock options" as that term is defined in Code Section 422 or the successor to that Section.

          Key Employee: A person designated by the Option Committee who is employed by the Company and whose continued employment is considered to be in the best interests of the Company; provided, however, that Key Employees shall not include those members of the Board who are not employees of the Company.

          Key Individual: A person, other than an employee of the Company, who is committed to the interests of the Company; provided, however, that Key Individuals shall not include those members of the Board who are not employees of the Company.

          Non-Discretionary Options: Options granted to Non-Employee Directors according to the formula set forth in Section 8 of this Plan.

          Non-Employee Director: A director of the Company who (a) is not currently an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company, (b) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Regulation S-K, Item 404(a), under the Securities Act of 1933, as amended, (c) does not possess an interest in any other transaction for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a), and (d) is not engaged in a business relationship for which disclosure by the Company would be required pursuant to Regulation S-K, Item 404(a).

          Non-Qualified Options: Options that are not intended to qualify, or otherwise do not qualify, as "incentive stock options" under Code Section 422 or the successor to that Section. To the extent that Options that are designated by the Option Committee as Incentive Options do not qualify as "incentive stock options" under Code Section 422 or the successor to that Section, those Options shall be treated as Non-Qualified Options.

          Option: The rights to purchase Common Stock granted pursuant to the terms and conditions of an Option Agreement (defined below).

          Option Agreement: The written agreement (including any amendments or supplements thereto) between the Company and either a Key Employee or a Key Individual or a Non-Employee Director designating the terms and conditions of an Option.

          Option Committee: The Plan shall be administered by an Option Committee ("Option Committee") composed of the Board or by a committee, selected by the Board, consisting of two or more Directors, each of whom is a Non-Employee Director.

          Option Shares: The shares of Common Stock underlying an Option granted pursuant to this Plan.

          Optionee: A Key Employee, Key Individual or Non-Employee Director who has been granted an Option.

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     2.   Purpose And Scope.
          -----------------

          (a) The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Key Employees, Key Individuals, and Non-Employee Directors upon whose initiative and efforts, in the aggregate, the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company.

          (b) This Plan authorizes the Option Committee to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals, selected by the Option Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, the interests of the Company, and other matters. This Plan also provides that Non-Discretionary Options shall be granted to Non-Employee Directors pursuant to the formula set forth in Section 8 of this Plan.

     3.   Administration Of The Plan.
          --------------------------

          (a) Except with respect to the grant of Non-Discretionary Options, which shall be granted in the manner set forth in Section 8 of this Plan, the Plan shall be administered by the Option Committee. The Option Committee shall have the authority granted to it under this Section and under each other section of the Plan.

          (b) In accordance with and subject to the provisions of the Plan, the Option Committee shall select the Optionees and shall determine (i) the number of shares of Common Stock to be subject to each Incentive Option and Non-Qualified Option, (ii) the time at which each Incentive Option and Non-Qualified Option is to be granted, (iii) whether an Incentive Option and Non-Qualified Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Incentive Option and Non-Qualified Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which an Incentive Option and Non-Qualified Option becomes exercisable, including whether portions of the Incentive Option and Non-Qualified Option become exercisable at different times, and (vii) such other terms and conditions as the Option Committee may deem necessary or desirable. The Option Committee shall determine the form of Option Agreement to evidence each Option.

          (c) The Option Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Option Committee shall keep minutes of its meetings and those minutes shall be distributed to every member of the Board.

          (d) The Board from time to time may make such changes in and additions to the Plan as it may deem proper and in the best interests of the Company provided, however, that no such change or addition shall impair any Option previously granted under the Plan, and that the approval by written consent of a majority of the holders of the Company's securities entitled to vote, or by the affirmative votes of the holders of a majority of the Company's securities

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


entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Maryland, shall be required for any amendment which would do any of the following:

              (i) materially modify the eligibility requirements for receiving Options or Grant Shares under the Plan;

              (ii) materially increase the benefits accruing to Key Employees, Key Individuals, or Non-Employee
                     Directors under the Plan; or

              (iii) materially increase the number of shares of Common Stock that may be issued under the Plan.

          (e) Each determination, interpretation or other action made or taken by the Option Committee, unless otherwise determined by the Board, shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, directors, officers and employees of the Company, and the Optionees and their respective successors in interest. No member of the Option Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Option Committee shall be, in addition to rights they may have as directors of the Company, fully protected by the Company with respect to any such action, determination or interpretation. If the Board makes a determination contrary to the Option Committee's determination, interpretation or other action, then the Board's determination shall be final and conclusive in the same manner.

     4.   The Common Stock.
          ----------------

          The Board is authorized to appropriate, issue and sell for the purposes of the Plan, and the Option Committee is authorized to grant Options and Grant Shares with respect to, a total number not in excess of 300,000 shares of Common Stock, either treasury or authorized and unissued, or the number and kind of shares of stock or other securities which in accordance with Section 11 shall be substituted for the 300,000 shares or into which such 300,000 shares shall be adjusted. All or any unsold shares subject to an Option that for any reason expires or otherwise terminates before it has been exercised, again may be made subject to Options under the Plan.

     5.   Eligibility.
          -----------

          Incentive Options may be granted only to Key Employees. Non-Qualified Options may be granted both to Key Employees and to Key Individuals. Key Employees and Key Individuals may hold more than one Option under the Plan and may hold Options under the Plan as well as options granted pursuant to other plans or otherwise. Non-Discretionary Options and Grant Shares may be granted only to Non-Employee Directors.

     6.   Option Price.
          ------------

          The Option Committee shall determine the purchase price for the Option Shares; provided, however, that with respect to Option Shares underlying Incentive Options (a) the purchase price shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date Of Grant and (b) the purchase price shall be a fixed, and cannot be a fluctuating, price. The Option Price for Option Shares underlying Non-Discretionary Options shall be the Fair Market Value of the Common Stock on the Date Of Grant.

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


     7.   Duration And Exercise Of Options.
          --------------------------------

          (a) Except as provided in Section 8 with respect to Non-Discretionary Options and except as provided in Section 19, the option period shall commence on the Date Of Grant and shall continue for the period designated by the Option Committee up to a maximum of ten years from the Date Of Grant.

          (b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to the following sentence and paragraph (d) of this Section 7, in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. If the Option is an Incentive Option it may be exercised by the guardian or personal representative of the Optionee only if the guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Code Section 422(b)(5) or the successor to that provision. Any opinion of counsel must be both from counsel acceptable to the Option Committee and in a form acceptable to the Option Committee.

          (c) If the Optionee's employment or affiliation with the Company is terminated for any reason including the Optionee's death, any Option then held, to the extent that the Option was exercisable according to its terms on the date of termination, may be exercised only to the extent determined by the Option Committee at the time of grant of the Option, but in no case more than three months after termination. Any options remaining unexercised shall expire at the later of termination or the end of the extended exercise period, if any.

          (d) Each Option shall be exercised in whole or in part by delivering to the office of the Treasurer of the Company written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 9 herein; provided, that an Option may not be exercised in part unless the purchase price for the Option Shares purchased is at least $1,000.

          (e) No Option Shares may be sold, transferred or otherwise disposed of within six months of the Date Of Grant by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act on the Date Of Grant.

     8.   Non-Discretionary Options.
          -------------------------

          (a) Grant Of Non-Discretionary Options: Amount And Timing. An initial grant of Non-Discretionary Options to purchase 10,000 shares of Common Stock shall be granted under the Plan to each Non-Employee Director at the later to occur of (i) the first business day after the meeting of stockholders at which this Plan is approved by the Company's stockholders and (ii) the date he or she becomes a Non-Employee Director of the Company (other than pursuant to an election by the Company's stockholders at an annual meeting of stockholders of the Company). In addition, on the first business day after each annual meeting of stockholders of the Company, other than the meeting of stockholders at which this Plan is approved, Non-Discretionary Options to purchase an additional 10,000 shares shall be granted to the Optionee provided that, at that time, he or she is a Non-Employee Director. All Non-Discretionary Options shall be exercisable only as set forth in Section 8(c) below and shall be subject to the other terms and conditions set forth in this Plan or otherwise established by the Company.

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


          (b) Option Exercise Price. The exercise price for the
Non-Discretionary Options shall be the Fair Market Value of the Common Stock on the Date Of Grant.

          (c) Exercise. All Non-Discretionary Options granted to Non-Employee Directors pursuant to this Section 8 shall be exercisable in their entirety on the Date of Grant.

          (d) Term. The Non-Discretionary Options shall expire three years from the Date Of Grant. Notwithstanding the foregoing, Non-Discretionary Options shall expire, if not exercised, 90 days after the Optionee ceases to be a director of the Company.

     9.   Payment For Option Shares.
          -------------------------

          (a) If the purchase price of the Option Shares purchased by any Optionee at one time is at least $1,000, the Option Committee, in its sole discretion, upon request by the Optionee, may permit all or part of the purchase price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Common Stock previously owned by the Optionee ("Previously Owned Shares") with a Fair Market Value as of the date of the payment equal to the portion of the purchase price for the Option Shares that the Optionee does not pay in cash. Notwithstanding the above, an Optionee shall be permitted to exercise his Option by delivering Previously Owned Shares only if he has held, and provides appropriate evidence of such, the Previously Owned Shares for more than six months prior to the date of exercise. This period (the "Holding Period") may be extended by the Option Committee acting in its sole discretion as is necessary, in the opinion of the Option Committee, so that, under generally accepted accounting principles, no compensation shall be considered to have been or to be paid to the Optionee as a result of the exercise of the Option in this manner. At the time the Option is exercised, the Optionee shall provide an affidavit, and such other evidence and documents as the Option Committee shall request, to establish the Optionee's Holding Period. As indicated above, an Optionee may deliver shares of Common Stock as part of the purchase price only if the Option Committee, in its sole discretion agrees, on a case-by-case basis, to permit this form of payment.

          (b) If payment for the exercise of an Option is made other than by the delivery to the Company for cancellation of shares of the Common Stock, the purchase price shall be paid in cash, certified funds, or Optionee's check. Payment shall be considered made when the Treasurer of the Company receives delivery of the payment at the Company's address, provided that a payment made by check is honored when first presented to the Optionee's bank.

     10.  Grant Shares.
          ------------
          Grant Shares may be issued only to Non-Employee Directors. Each Non-Employee Director shall be issued 2,000 Grant Shares at the time of his or her election as a Non-Employee Director (other than pursuant to an election by the Company's stockholders at an annual meeting of stockholders of the Company) and an additional 2,000 Grant Shares shall be issued to each Non-Employee Director on the first business day after each annual meeting of stockholders of the Company, provided that, at that time, he or she is a Non-Employee Director.

     11.  Change In Stock, Adjustments, Etc.
          ---------------------------------

          In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind

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of shares of stock or other securities of the Company, or if further changes or exchanges of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each share of Common Stock that is subject to the Plan but not subject to an outstanding Option hereunder, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock (other than shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or for which each such share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

          In the event of any such changes or exchanges, (i) the Option Committee shall determine whether, in order to prevent dilution or enlargement of rights, an adjustment should be made in the number, or kind, or option price of the shares or other securities that are then subject to an Option or Options granted pursuant to the Plan, (ii) the Option Committee shall make any such adjustment, and (iii) such adjustments shall be made and shall be effective and binding for all purposes of the Plan.

     12.  Relationship To Employment Or Position.
          --------------------------------------

          Nothing contained in the Plan, or in any Option or Option Share granted pursuant to the Plan, (i) shall confer upon any Optionee any right with respect to continuance of his employment by, or position or affiliation with, or relationship to, the Company, or (ii) shall interfere in any way with the right of the Company at any time to terminate the Optionee's employment by, position or affiliation with, or relationship to, the Company.

     13.  Non-transferability Of Option.
          -----------------------------

          No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except (i) with respect to all Options, by will or the laws of descent and distribution, or (ii) with respect to Non-Qualified Options, pursuant to a qualified domestic relations order as defined in the Code, the Employee Retirement Income Security Act, or rules promulgated thereunder. Except as provided in the preceding sentence, any attempt to transfer the Option shall void the Option.

     14.  Rights As A Stockholder.
          -----------------------

          No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 11, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

     15.  Securities Laws Requirements.
          ----------------------------

          No Option Shares or Grant Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirement of law or of any regulatory bodies having jurisdiction over

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such issuance and delivery, have been fully complied with. Each Option Agreement and each Option Share certificate and each Grant Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stop transfer" instructions to its transfer agent and registrar in good faith without liability.

     16.  Disposition Of Shares.
          ---------------------

          To the extent reasonably requested by the Company, each Optionee and Non-Employee Director receiving Grant Shares, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (a) that all Option Shares or Grant Shares are being acquired solely for his own account and not on behalf of any other person or entity; (b) that no Option Shares or Grant Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (c) that he or she will report all sales of Option Shares or Grant Shares to the Company in writing on a form prescribed by the Company; and (d) that if he or she is subject to reporting requirements under Section 16(a) of the Exchange Act, (i) he or she will not violate Section 16(b) of the Exchange Act, (ii) he or she will furnish the Company with a copy of each Form 4 and Form 5 filed by him or her, and (iii) he or she will timely file all reports required under the federal securities laws.

     17.  Effective Date Of Plan; Termination Date Of Plan.
          ------------------------------------------------

          Subject to the approval of the Plan on or before November 18, 2003 by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at a meeting duly held in accordance with the applicable laws of the State of Maryland, the Plan shall be deemed effective as of November 19, 2002. The Plan shall terminate at midnight on the date that is ten years from that date, except as to Options previously granted and outstanding under the Plan at that time. No Options or Grant Shares shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options and Grant Shares then outstanding under the Plan.

     18.  Limitation On Amount Of Option.
          ------------------------------

                  The aggregate Fair Market Value of the Option Shares underlying all Incentive Options that have been granted to a particular Optionee and that become exercisable for the first time during the same calendar year shall not exceed $100,000, provided that this amount shall be increased or decreased, from time to time, as Code Section 422 or the successor to that Section, is amended so that this amount at all times shall equal the amount of the limitation set forth in the Code. For purposes of the preceding sentence, Fair Market Value of the Shares underlying any particular Option shall be determined as of the date that Option is granted.

     19.  Ten Percent Stockholder Rule.
          ----------------------------

          No Incentive Option may be granted to a Key Employee who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation", as those terms are defined in
Section 424, or its successor provision, of the Code, unless at the time the Incentive Option is granted the purchase price for the Option Shares is at least 110 percent of the Fair Market Value of the Option Shares on the Date Of Grant

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


and the Incentive Option by its terms is not exercisable after the expiration of five years from the Date Of Grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 424, or its successor provision, of the Code.

     20.  Withholding Taxes.
          -----------------
          The Option Agreement shall provide that the Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares to be issued upon the exercise of any Option. In addition, the Company may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the issuance of any Grant Shares including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Grant Shares to be issued pursuant to Section 10 of this Plan.

     21.  Effect Of Changes In Control And Certain Reorganizations.
          --------------------------------------------------------

          (a) In event of a Change In Control of the Company (as defined below), then all Options granted pursuant to the Plan shall become exercisable immediately at the time of such Change In Control, except that this acceleration would not occur with respect to any Incentive Options for which the acceleration would result in a violation of Section 18 of this Plan, and, in addition, the Option Committee, in its sole discretion, shall have the right, but not the obligation, to do any or all of the following:

              (i) provide for an Optionee to surrender an Option (or portion thereof) and to receive in exchange a cash payment, for each Option share underlying the surrendered Option, equal to the excess of the aggregate Fair Market Value of the Option Share on the date of surrender over the exercise price for the Option Share. To the extent any Option is surrendered pursuant to this Subparagraph 21(a)
                      (ii), it shall be deemed to have been exercised for purposes of Section 4 hereof; and

              (ii) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate provided that any such adjustments or actions would not result in an Optionee receiving less value than pursuant to any or all of Subparagraphs 21(a)(i) or 21(a) (ii) above.

          For purposes of this Section 21, a "Change In Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act regardless of whether the Company is then subject to such reporting requirement.

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


          (b) In the event that the Company enters into, or the Board shall propose that the Company enter into, a Reorganization Event (as defined below), then all Options granted pursuant to the Plan shall become exercisable immediately at the time of such Reorganization Event, except that this acceleration would not occur with respect to any Incentive Options for which the advance would result in a violation of Section 18 of this Plan, and, in addition, the Option Committee, in its sole discretion, may make any or all of the following adjustments:

              (i) by written notice to each Optionee provide that such Optionee's Options shall be terminated or cancelled, unless exercised within 30 days (or such longer period as the Option Committee shall determine) after the date of such notice;

              (ii) provide for termination or cancellation of an Option in exchange for payment to the Optionee of an amount in cash or securities equal to the excess, if any, over the exercise price of that Option of the Fair Market Value of the Option Shares subject to the Option at the time of such termination or cancellation; and

              (iii) make any other adjustments, or take any other action, as the Option Committee, in its discretion, shall deem appropriate, provided that any such adjustments or actions shall not result in the Optionee receiving less value than is possible pursuant to any or all of Subparagraphs 21(b)(i) and 21(b)(ii) above. Any action taken by the Option Committee may be made conditional upon the consummation of the applicable Reorganization Event.

              For purposes of this Section 21, a "Reorganization Event" shall be deemed to occur if (A) the Company is merged or consolidated with another corporation, (B) one person becomes the beneficial owner of all of the issued and outstanding equity securities of the Company (for purposes of this Section 21(b), the terms "person" and "beneficial owner" shall have the meanings assigned to them in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), (C) a division or subsidiary of the Company is acquired by another corporation, person or entity, (D) all or substantially all the assets of the Company are acquired by another corporation, or (E) the Company is reorganized, dissolved or liquidated.

     22.  Other Provisions.

          The following provisions are also in effect under the Plan:

          (a) The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

          (b) Any expenses of administering the Plan shall be borne by the Company.

          (c) This Plan shall be construed to be in addition to any and all other compensation plans or programs. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for

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


approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

          (d) The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Wyoming, except in those instances where the rules of conflicts of laws would require application of the laws of the State of Maryland.

                                    * * * * *


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